UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2008 (April 15, 2008)

XFONE, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

Commission File No. 001-32521

11-3618510
(I.R.S. Employer Identification Number)

2506 Lakeland Drive, Suite 100
Flowood, MS  39232
(Address of principal executive offices) (Zip Code)

601-983-3800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

On April 15, 2008, there was a development in the legal proceeding involving Swiftnet Limited (“Swiftnet”), the wholly-owned U.K. based subsidiary of Xfone, Inc. (the “Registrant”) and MCI WorldCom Limited (currently operating as Verizon UK Limited) (“MCI”).

Background

As previously disclosed, Swiftnet was served with a claim on October 11, 2005 that was filed by MCI in an English court for the sum of £1,640,440 ($3,226,602) plus interest accruing at a daily rate of £401 ($789) which at the date of claim had amounted to £92,317 ($181,628).  MCI’s claim was for telecommunication services provided to Swiftnet. Swiftnet had been in dispute with MCI regarding amounts due to MCI for telecommunications services provided by MCI to Swiftnet.  Swiftnet alleged that the disputed charges were improperly billed by MCI to its account and therefore MCI should credit Swiftnet for a certain amount of the claim. A substantial element of Swiftnet’s counterclaim for credits was based upon special rates agreed verbally by Swiftnet and MCI, which were not applied by MCI in its invoices.  Swiftnet pleaded a counterclaim and that £275,574 ($542,175) owed in relation to traffic terminated through the Xfone network in Israel should be deducted.

On March 19, 2008, the Judge handed down judgment in this dispute and awarded £1,278,942 ($2,516,242) plus legal costs and interest in favour of MCI. Our financial statements carried the full amount Swiftnet calculated that it owed to MCI based on the data held in Swiftnet’s billing systems. The net effect of this judgment was that Swiftnet’s costs were increased by £705,645 ($1,388,315), plus MCI’s legal costs and interest payable. This change in costs was reflected in Swiftnet and in the Registrant’s financial statements for 2007 and legal costs and interest were accrued for.

Recent Development

On April 15, 2008, MCI and Swiftnet agreed that Swiftnet would pay MCI a total of £1,679,515.71 ($3,304,347) inclusive of all taxes, costs and any interest and payments due from MCI to Swiftnet for Israeli traffic, through January 31, 2008. The net effect of this agreement will be to reduce the MCI accrual, and this will be reflected in the financial statements of Swiftnet and the Registrant for the first quarter of 2008. The exact amount has yet to be determined, due to the treatment of VAT within the total agreed upon amount.

Item 9.01                      Financial Statements and Exhibits

(a)           Not applicable.
(b)           Not applicable.
(c)           Not applicable.
(d)           None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 15, 2008	Xfone, Inc.
	By:	/s/ Guy Nissenson
Guy Nissenson President, Chief Executive Officer and Director